Exhibit 10.98
AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT OF
STEVEN R. MUMMA
      AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT OF STEVEN R. MUMMA, made as of December 2, 2004, between New York Mortgage Trust, Inc., a Maryland corporation (the “Company”), and Steven R. Mumma (the “Executive”) (“Amendment No. 1”):
      WHEREAS, the Executive and the Company entered into an Employment Agreement dated as of June 29, 2004 (the “Employment Agreement”); and
      WHEREAS, the parties desire to amend the Employment Agreement as provided herein.
      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Section 5(a) of the Employment Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“(a) Base Salary. The Company shall pay the Executive a base salary annually (the “Base Salary”), which shall be payable in periodic installments according to the Company’s normal payroll practices. The initial Base Salary shall be $212,000. During the Terms, the Board or the Compensation Committee of the Board (the “Compensation Committee”) shall review the Base Salary at least once a year to determine whether the Base Salary should be increased effective the following January 1; provided, however, that on January 1, 2005, the initial Base Salary shall be increased to $300,000, and on each January 1 thereafter during the Term, the Base Salary shall be increased by a minimum positive amount equal to the Base Salary in effect on January 1 of the prior year multiplied by the increase in the Consumer Price Index for such year. The amount of the increase shall be determined before March 31 of each year and shall be retroactive to January 1. The Base Salary, including any increases, shall not be decreased during the Term. For purposes of this Agreement, the term “Base Salary” shall mean the amount established and adjusted from time to time pursuant to this Section 6(a).”

2. Except to the extent hereby amended, the Employment Agreement is herby confirmed and ratified and shall continue in full force and effect.

3. The effective date of this Amendment No. 1 is December 2, 2004.
[Signatures to appear on the following page]

      IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Employment Agreement of Steven R. Mumma as of the date first written above.
NEW YORK MORTGAGE TRUST, INC.:

By:	/s/ Steven B. Schnall

Name: Steven B. Schnall
Title:   Co-Chief Executive Officer
Dated: December 2, 2004
EMPLOYEE:
/s/ Steven R. Mumma

Name: Steven R. Mumma

Title:	Chief Operating Officer
and Vice President
Dated: December 2, 2004
Exhibit 21.1
NEW YORK MORTGAGE TRUST, INC.
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